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                                 PROMISSORY NOTE

$5,000                                                       Englewood, Colorado
                                                                   June 15, 1999

For value received the undersigned, SportsStar Marketing, Inc. ("SSMK"), hereby promises to pay to Arthur D. Harrison ("the Holder") at 4290 S. Hudson Parkway, Englewood, Colorado 80110 the sum of five thousand dollars ($5,000) with a simple interest rate of 10% per annum, payable quarterly, in lawful money of the United States.

This Note is due and payable in full on or before December 15, 1999 or at the option of the Holder at the time any financing is received by SSMK.

This Note shall be considered in default if not paid in full on or before December 15,1999, or if interest due is not paid within five (5) days written notice. Should default occur, the entire amount of unpaid principal and interest shall, at the option of the Holder, become immediately due and payable.

In addition, this Note is convertible into restricted SSMK common shares at the option of the Holder after September 15, 1999. The number of shares to be received by the Holder shall be calculated as the amount of principal outstanding on this Note divided by the average of the Bid/Ask price ("strike price") on the date the Holder notifies SSMK of his intention to exercise this option. This option is not exercisable if the strike price falls below $0.30 per share.

The undersigned agrees, in the event of default, to pay reasonable costs of collection, including attorney's fees incurred by the Holder, in connection with the collection of this Note. The undersigned hereby waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and notice of any kind with respect to this Note or any guarantee of it.

This Note is assignable by the Holder and the benefits and rights hereunder inure to the benefit of the Holder's assigns, heirs, and beneficiaries.

                                    SPORTSSTAR MARKETING, INC.
                                    a Colorado Corporation

                                    /s/ Rick N. Newton
                                    -------------------------------------------
                                    Rick N. Newton, Chairman of the Board

In addition, this Note shall be personally guaranteed by Rick N. Newton and Dr. Janice A. Jones, as an individuals, should default occur or SSMK files bankruptcy.

/s/ Rick N. Newton                       /s/ Janice A. Jones
-----------------------------            --------------------------------
Rick N. Newton                           Dr. Janice A. Jones